SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 31, 2004

FiberMark, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Wellington Road
P.O. Box 498
Brattleboro, Vermont 05302
(802) 257-0365

Item 12. Results of Operations and Financial Condition.

    On March 30, 2004 FiberMark announced its filing of voluntary chapter 11 petitions to pursue financial reorganization of the company and its U.S. operations and reported fourth-quarter and year-end results.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

    The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberMark

Date: March 31, 2004	By:	/s/ John E. Haley

Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 30, 2004

FIBERMARK FILES VOLUNTARY CHAPTER 11 PETITIONS TO PURSUE
FINANCIAL REORGANIZATION OF THE COMPANY AND ITS U.S. OPERATIONS

– Has Obtained Commitment for $30 Million of
Debtor-in-Possession Financing from GE Commercial Finance –

– Company’s German and U.K. Operations Not Included in Chapter 11 Filing –

– Action “Reflects Our Determination to Complete the Process of Properly Positioning FiberMark Strategically, Operationally and Financially,”
Says Chairman and CEO Alex Kwader –

– FiberMark Intends to Continue Normal Operations
During Reorganization Process –

– Company Issues Fourth-quarter and Year-end Results –

BRATTLEBORO, VERMONT, March 30, 2004—Reflecting its determination to strengthen its financial position, FiberMark, Inc. (AMEX: FMK) (“FiberMark” or the “Company”) today announced the filing of voluntary petitions for the reorganization of the Company and its U.S. operations under chapter 11 of the U.S. Bankruptcy Code. The filing, in U.S. Bankruptcy Court for the District of Vermont, does not include FiberMark’s European subsidiaries in Germany and the U.K., which are legally separate, independently funded entities that continue to be financially and operationally strong. FiberMark is a leading producer of specialty fiber-based materials for a broad range of industrial and consumer needs worldwide, serving thousands of customers in the transportation, publishing, packaging, graphic arts, office products and many other industries.

In connection with its filing, FiberMark has obtained a commitment for $30 million of debtor-in-possession (DIP) financing from GE Commercial Finance. Upon court approval, this new credit facility will be available as needed to supplement FiberMark’s existing cash flow from operations and enhance the Company’s ability to meet its obligations to its employees, customers, vendors and other business partners during the reorganization process.

Alex Kwader, chairman and chief executive officer of FiberMark, said: “This action reflects our determination to complete the process of properly positioning FiberMark strategically, operationally and financially. Since the Company’s formation in 1989, we have built a position as a leading independent value-added producer of specialty fiber-based materials. Expanding our capabilities in North America through four acquisitions over the past ten years, we subsequently consolidated our U.S. manufacturing sites to achieve an enhanced mix of operations, improved our organizational efficiency, developed and installed state-of-the-art equipment, implemented aggressive cost reductions and strengthened our management team.

“Since 2001, however, we have felt the effects of a weak economy and of a prolonged recession in most of our key markets, even as our operations in Germany and the U.K. have continued to perform well. These adverse conditions have been further exacerbated over the past two years by the burden of acquisition-related debt and a number of operational issues, including production inefficiencies related to the consolidation of manufacturing facilities, structural sales declines due to business divestitures, instances of product obsolescence and downgrading by customers to lower-valued materials.

“At this point, we have nearly completed our facility consolidations and have made substantive productivity improvements. Our decision to file voluntary petitions for chapter 11 protection was not driven by any imminent cash shortage. However, the adverse economic, industry, and company-specific factors described above have impacted our earnings and, in turn, our ability to meet our substantial debt obligations.

“Accordingly, after carefully considering a variety of alternatives in consultation with outside financial advisors, we concluded that the best way to preserve the value of FiberMark for our creditors and other stakeholders, and to meet our obligations going forward to our customers, vendors, business partners and employees, was to pursue a voluntary, court-supervised financial reorganization and debt restructuring.

“During the chapter 11 process, which we hope to complete by year end, we will work closely with our creditors to develop a mutually acceptable Plan of Reorganization. From a business standpoint, we intend to continue normal operations at all of our facilities. We will continue to drive for further improvements in our operational efficiency. We will continue to meet our customer commitments. We will meet, under normal terms, our post-petition financial obligations to our vendors. And with our operational challenges now largely behind us, we will intensify our marketing and business development efforts to derive maximum benefit from our strategic focus on value-added specialty materials and services.

“I believe we have the right strategy. We have a strong team. We have many outstanding products and thousands of loyal customers large and small across many industries. I am confident that with lower debt, with the operational foundation we have built during the past few years, and with the continued support of our customers, vendors, employees and other business partners, FiberMark will emerge as a strong company for the long term.”

FiberMark is filing several first day motions in the Vermont bankruptcy court to support its ongoing U.S. operations, including a request for interim approval of the Company’s DIP facility, and for permission to pay employees and continue benefit programs during the reorganization process. For the filing entities, FiberMark listed combined assets of $329.6 million and combined liabilities of $405.7 million.

Berenson & Company is serving as FiberMark’s financial advisor with regard to the reorganization and the law firm of Skadden, Arps, Slate, Meagher & Flom LLP is serving as the Company’s legal advisor.

FiberMark’s Fourth-quarter and Full-year Financial Results
Separately, FiberMark today reported its financial results for the fourth quarter and year ended December 31, 2003. For the fourth quarter of 2003, the Company reported a net loss of $2.3 million, or $0.33 per share, compared with a net loss of $58.1 million, or $8.22 per share, for the same quarter last year. Fourth-quarter 2003 results included a $1.4 million non-cash asset impairment charge equal to $0.20 per share, as well as a one-time foreign exchange transaction gain of $4.0 million equal to $0.56 per share. Fourth-quarter 2002 results included a $42.9 million non-cash goodwill impairment charge equal to $6.07 per share.

Net sales for the fourth quarter of 2003 were $94.9 million compared with $97.3 million in the same quarter in 2002, a decline of 2.5%. Sales from German operations in the fourth quarter of 2003 were $44.8 million compared with $40.8 million in the prior-year quarter, an increase of 9.8%. Excluding the translation effects of a stronger euro, which accounted for $8.1 million in sales for the fourth quarter compared with the prior-year quarter, sales from German operations declined 10.0%. Fourth-quarter 2003 sales from North American operations were $50.1 million compared with $56.6 million in the prior-year quarter, a decline of 11.5%.

For the full year 2003, the Company reported a net loss of $119.2 million, or $16.87 per share, compared with a net loss of $54.0 million, or $7.69 per share, for the full year 2002. No tax benefits were recorded on U.S. net operating losses in the fourth quarter of either 2003 or 2002, but were recorded in the first nine months of 2002. Results for 2003 included non-cash asset impairment charges of $93.6 million, equal to $13.25 per share, which included $92.3 million in goodwill impairment recorded in the third quarter of 2003. Results for 2002 included a non-cash asset impairment charge of $42.9 million (for goodwill), equal to $6.11 per share.

Sales in 2003 were $397.4 million compared with $397.2 million in 2002, essentially unchanged. Sales from German operations were $183.2 million in 2003 compared with $153.1 million in the same period last year, an increase of $30.1 million or 19.7%. Excluding the translation effects of a stronger euro, which accounted for a $30.8 million sales increase in 2003 compared with 2002, sales from German operations were essentially unchanged. Sales from North American operations were $214.2 million in 2003 compared with $244.1 million in 2002, a decline of $29.9 million or 12.2%.

As of December 31, 2003, FiberMark’s pro forma unused borrowing capacity under the existing credit facility was $42.2 million. The Company does not expect its borrowing capacity to differ substantially as a result of the chapter 11 process.

“Fourth-quarter sales were slightly below fourth-quarter 2002 results, but only with the help of exchange rate benefits, as both German operations and North American operations experienced relative weakness in most markets,” said Kwader. “In addition to continued economic weakness, North American operations faced continuing competition from lower-valued substitutes and product obsolescence and discontinued business related to product line divestitures and facility closures, particularly in technical specialties. The December 2002 sale of most of the Company’s North American industrial filter media business accounted for $2.0 million of the fourth-quarter-2003 decline. However, we did see encouraging signs in our office products business, where the sales decline was more modest than in recent quarters, down just 1.5%. This business typically provides some indication of economic recovery. The decline in total sales volume, and to a much lesser degree weaker pricing and product mix, accounted for approximately $4.0 million in lower earnings.

“Higher energy and pulp costs negatively impacted results by approximately $0.8 million compared with the prior-year quarter,” Kwader added. “On the positive side, reductions in overhead and improved operational efficiencies accounted for approximately $6.1 million, net of the cost of product and equipment transfers. These gains are an important continuation of operational improvements. Separately, we have now achieved $14 million of the $18–20 million on an annualized basis of expected cost savings outlined in August 2003. We expect to achieve the remaining balance beginning in the second quarter of 2004 with the expected, previously announced closure of our papermaking operations in Brownville, New York. Top-line improvement continues to be a critical factor in any overall improvement in our results.”

The Company is filing its Annual Report on Form 10-K with the Securities and Exchange Commission today (March 30, 2004).

Separately, the Company announced the resignation of K. Peter Norrie and Marion A. Keyes, IV, from its Board of Directors, both for health reasons. Norrie is a former chairman of the board of FiberMark, Inc., and had served as a director of the Company since 1989. Keyes had served as a director since 1997. FiberMark thanks both directors for their service to the Company.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide, operating 11 facilities in the eastern United States and Europe. Products include filter media for transportation and vacuum cleaner bags; base materials for specialty tapes, electrical and graphic arts applications; wallpaper, building materials and sandpaper; and cover/decorative materials for office and school supplies, publishing, printing and premium packaging.

This press release contains forward-looking statements. Actual results may differ depending on the economy and other risk factors discussed in the Company's Forms 10K as filed with the SEC on March 31, 2003 and March 30, 2004, which are or will be accessible on the Company's Web site: www.fibermark.com.

(tables follow)

FIBERMARK, INC.
Condensed Consolidated Statements of Operations
Three Months Ended December 31, 2003 and 2002

(In thousands, except per share amounts)

	2003	2002

Net sales	$94,918	$97,323

Cost of sales	81,457	87,273

Gross profit	13,461	10,050

Selling, general and administrative expenses	11,076	9,664
Restructuring and facility closure expense (reversal)	(800)	(70)
Gain on sale of technology	-	(2,997)
Asset impairment charges	1,386	42,878

Income (loss) from operations	1,799	(39,425)

Foreign exchange transaction gain	(3,990)	-
Other expense, net	1,274	399
Interest expense, net	8,950	8,605

Loss before income taxes	(4,435)	(48,429)

Income tax expense (benefit)	(2,111)	9,658

Net loss	$(2,324)	$(58,087)

Basic loss per share	$(0.33)	$(8.22)

Diluted loss per share	$(0.33)	$(8.22)

Average Basic Shares Outstanding	7,066	7,066
Average Diluted Shares Outstanding	7,066	7,066

FIBERMARK, INC.
Consolidated Statements of Operations
Year Ended December 31, 2003 and 2002

(In thousands, except per share amounts)

	2003	2002

Net sales	$397,411	$397,199

Cost of sales	336,665	324,692

Gross profit	60,746	72,507

Selling, general and administrative expenses	43,947	37,204
Restructuring and facility closure expense (reversal)	882	(70)
Gain on sale of technology	-	(2,997)
Asset impairment charges	93,647	42,878

Loss from operations	(77,730)	(4,508)

Foreign exchange transaction gain	(3,990)	-
Other expense, net	2,109	1,464
Interest expense, net	35,146	34,590

Loss before income taxes	(110,995)	(40,562)

Income tax expense	8,185	13,432

Net loss	$(119,180)	$(53,994)

Basic loss per share	$(16.87)	$(7.69)

Diluted loss per share	$(16.87)	$(7.69)

Average Basic Shares Outstanding	7,066	7,023
Average Diluted Shares Outstanding	7,066	7,023

FIBERMARK, INC.
Consolidated Balance Sheets
December 31, 2003 and 2002

(In thousands, except share and per share amounts)

ASSETS	2003	2002

Current assets:
Cash	$6,111	$35,567
Accounts receivable, net of allowances of
$2,952 in 2003 and $1,776 in 2002	53,752	50,386
Inventories	63,443	64,569
Prepaid expenses	1,671	1,591

Total current assets	124,977	152,113

Property, plant and equipment, net	248,194	225,506
Goodwill, net	8,602	98,460
Other intangible assets, net	12,745	11,478
Other long-term assets	1,601	1,347
Other pension assets	3,588	5,011

Total assets	$399,707	$493,915

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Revolving credit line	$5,906	$-
Current portion of long-term debt	3,955	3,188
Accounts payable	23,168	27,344
Accrued liabilities	22,013	22,461
Accrued income taxes payable	9,930	4,330
Deferred income taxes	656	538

Total current liabilities	65,628	57,861

Long-term liabilities:
Long-term debt, less current portion	338,749	341,073
Deferred income taxes	15,528	14,952
Other long-term liabilities	48,654	43,800

Total long-term liabilities	402,931	399,825

Total liabilities	468,559	457,686

Stockholders' equity (deficit)
Preferred stock, par value $.001 per share;
2,000,000 shares authorized, and none issued	-	-
Series A Junior participatory preferred stock, par value $.001;
7,066 shares authorized, and none issued	-	-
Common stock, par value $.001 per share;
20,000,000 shares authorized
7,070,026 shares issued and 7,066,226 shares outstanding
in 2003 and 2002, respectively	7	7
Additional paid-in capital	65,496	65,496
Accumulated deficit	(149,111)	(29,931)
Accumulated other comprehensive income	14,791	692
Less treasury stock, 3,800 shares at cost in 2003 and 2002	(35)	(35)

Total stockholders' equity (deficit)	(68,852)	36,229

Total liabilities and stockholders' equity (deficit)	$399,707	$493,915